UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 30, 2010
Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13647	73-1356520
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5330 East 31st Street, Tulsa, Oklahoma  74135
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
         (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
         CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On September 30, 2010, Dollar Thrifty Automotive Group, Inc., a Delaware corporation (the “Company”), held a Special Meeting of Shareholders in Chicago, Illinois. The following matters were submitted to a vote of shareholders and voting results are as follows:

(1)
The proposal to adopt the Agreement and Plan of Merger, dated as of April 25, 2010, by and among Hertz Global Holdings, Inc. (“Hertz”), HDTMS, Inc., a wholly owned subsidiary of Hertz (“Merger Sub”), and the Company, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of September 10, 2010, by and among Hertz, Merger Sub and the Company is rejected by the following vote:

Votes For	Votes Against	Abstain
11,811,154	13,830,126	4,735

(2)
The proposal to approve the adjournment of the meeting, if necessary, to solicit additional proxies if there are insufficient votes to adopt the amended merger agreement at the time of the special meeting is rejected by the following vote:

Votes For	Votes Against	Abstain
12,342,699	12,977,190	9,627

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Registrant)

October 1, 2010	By:	/s/ H. CLIFFORD BUSTER III
H. Clifford Buster III
Senior Executive Vice President, Chief Financial
Officer and Principal Financial Officer

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